EXHIBIT 10.1

THIS ASSET PURCHASE AGREEMENT made as of the 12th day of August, 2025.

BETWEEN:

LOGOOM TECHNOLOGIES, INC., a corporation incorporated under the laws of the state of Nevada, with an address at 3064 Silver Sage Drive, Suite 150 Carson City, Nevada, USA 89701

(the “Purchaser”)

AND:

GARNIK GILOYAN, an individual with an address at L. Avetisyan Street, Deadlock 2, Home 1, Balahovit, Kotayk, Armenia, 2213

(the “Vendor”)

WHEREAS:

A.	The Vendor is the sole and exclusive legal and beneficial owners of all right, title, and interest in and to the assets, materials and Intellectual Property (as defined below) described in Schedule A, including the Intellectual Property Rights therein and thereto (collectively, the “IP Assets”).

B.	The Purchaser wishes to acquire (the “Acquisition”), and the Vendor wishes to sell, transfer, convey, assign, and deliver, on the terms and conditions set forth in this Agreement, all of Vendor’s right, title and interest in and to and under all IP Assets, including all past and future income, royalties, damages and payments due (including, rights to damages and payments for past, present or future infringements or misappropriations) with respect thereto, in each case, of the Vendor in all countries relating to such IP Assets (collectively the “Purchased Assets”), free and clear of all Encumbrances (as defined below).

In consideration of the undertakings of the parties, their mutual promises and covenants, and other valuable consideration as provided, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1– INTERPRETATION

1.1 Definitions

In this Agreement and in the schedules, the following terms and expressions will have the following meanings:

(a)

“Agreement” means this asset purchase agreement and all instruments amending it; “hereof”, “hereto” and “hereunder” and similar expressions mean and refer to this Agreement and not to any particular Article Silver Sage Drive, Section, or other subdivision; “Article”, “Section” or other subdivisions of this Agreement followed by a number means and refers to the specified Article, Section or other subdivision of this Agreement;

(b)	“Acquisition” has the meaning ascribed thereto in the Recitals;

(c)	“Assessment” shall include a reassessment or additional assessment and the term “assessed” shall be interpreted in the same manner;

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(d)	“Business Day” means any day other than a Saturday, a Sunday or a statutory holiday in the State of Nevada;

(e)	“Closing” means the completion of the Transaction pursuant to this Agreement at the Closing Time;

(f)	“Closing Date” means August 12, 2025;

(g)	“Closing Time” means 10:00 am or such other time on the Closing Date as the Parties may agree upon as the time at which the Closing shall take place;

(h)

“Consent” means a license, permit, approval, consent, certificate, registration or authorization (including, without limitation, those made or issued by a Regulatory Authority, in respect of a Contract, or otherwise);

(i)	“Consideration Shares” has the meaning ascribed in Section 2.2;

(j)	“Contract” means any agreement, understanding, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written of oral;

(k)

“Encumbrances” means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

(l)

“Intellectual Property” means all rights and title under copyright, or trademark, and all trade-names, designs, Technical Know-How, Patents and other intellectual property rights of any kind throughout the world, whether registered or not, owned or controlled by Seller and relating to the “Logoom” property/assets and other associated materials and any other works of art applicable to the “Logoom” property/assets, and which exist as of the Closing Date and including, without limitation all intellectual property listed in Schedule “A” hereto, and all physical embodiments thereof;

(m)

“Law” or “Laws” means all requirements imposed by statutes, regulations, rules, ordinances, by-laws, decrees, codes, policies, judgments, orders, rulings, decisions, approvals, notices, permits, guidelines or directives of any Regulatory Authority;

(n)

“Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding damages for lost profits or lost business opportunities and excluding any indirect, consequential or punitive damages suffered by the Purchaser or the Vendor;

(o)

“Patents” means any United States, Canadian or foreign patents and applications (including provisional applications), patents issuing from such applications, certificates of invention or any other grants by any court, administrative agency or commission or other federal, state, provincial, county, local or foreign governmental authority, instrumentality, agency commission or subdivision thereof, including the U.S. Patent and Trademark Office, Canadian Intellectual Property Office and the European Patent Office, for the protection of inventions, or foreign equivalents of any of the foregoing;

(p)	“Parties” means the Vendor and the Purchaser and any other person that may become a party to this Agreement, and Party means any one of them;

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(q)	“person” includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government, governmental agency and any other form of entity or organization;

(r)	“Purchased Assets” has the meaning ascribed thereto in Recital B and in Schedule A;

(s)	“Purchase Price” has the meaning ascribed in Section 2.2;

(t)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(u)

“Regulatory Authority” means any government, regulatory or administrative authority, agency, commission, utility or board (federal, provincial, municipal or local, domestic or foreign) having jurisdiction in the relevant circumstances and any person acting under the authority of any of the foregoing and any judicial, administrative or arbitral court, authority, tribunal or commission having jurisdiction in the relevant circumstances;

(v)

“Securities Laws” means the securities laws, regulations, rules, rulings and orders and the blanket rulings and policies and written interpretations of, and multilateral or national instruments adopted by, the securities regulators and the policies and rules of any applicable stock exchange or quotation or stock reporting system;

(w)

“Technical Know-How” shall mean all published or unpublished research, development information, technical data, designs, formulas, prototypes, samples, plans, specifications, methods, processes, systems, trade secrets, empirical data, computer programs and any other information or documentation related to the Intellectual Property, whether patentable or unpatentable, and whether in written, machine readable, oral form or drawing, and which exists at the Closing Date of this Agreement or which is subsequently developed or otherwise created from the IP Assets;

(x)	“Transaction” means the purchase and sale of the Purchased Assets and all other transactions contemplated by this Agreement.

1.2 Best Knowledge

Any reference herein to “the best knowledge” of the Vendor will be deemed to mean the actual knowledge of the Vendor, together with the knowledge which they would have had if they had conducted a diligent inquiry into the relevant subject matter.

1.3 Currency

Unless otherwise indicated, all references to dollar ($) amounts in this Agreement are expressed in U.S Dollar currency.

1.4 Governing Law

This Agreement shall be exclusively governed by and construed and interpreted in accordance with the laws of the State of Nevada and the federal laws of the United States applicable therein. The Parties hereby irrevocably attorn to the exclusive jurisdiction of the courts of the State of Nevada with respect to any matter arising under or related to this Agreement.

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1.5 Interpretation Not Affected by Headings

The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6 Number and Gender

In this Agreement, unless the context otherwise requires, any reference to gender shall include both genders and words importing the singular number shall include the plural and vice-versa.

1.7 Time of Essence

Time shall be of the essence of every provision of this Agreement.

1.8 Severability

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.9 Calculation of Time Periods

Where a time period is expressed to begin or end at, on or with a specified day, or to continue to or until a specified day, the time period includes that day. Where a time period is expressed to begin after or to be from a specified day, the time period does not include that day. Where anything is to be done within a time period expressed after, from or before a specified day, the time period does not include that day. If the last day of a time period is not a Business Day, the time period shall end on the next Business Day.

1.10 Statutory Instruments

Unless otherwise specifically provided in this Agreement, any reference in this Agreement to any Law shall be construed as a reference to such Law as amended or re-enacted from time to time or as a reference to any successor thereto.

1.11 Incorporation of Schedules

The following are the schedules attached to and incorporated by reference into this Agreement:

Schedule A Purchased Assets

ARTICLE 2– PURCHASE AND SALE

2.1 Purchased Assets

On the terms and subject to the fulfilment of the conditions of this Agreement, the Vendor agrees to sell, assign and transfer to the Purchaser, and the Purchaser agrees to purchase from the Vendor at the Closing Time on the Closing Date, all of the Purchased Assets in Schedule A.

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2.2 Purchase Price

The aggregate purchase price (the “Purchase Price”) payable by the Purchaser to the Vendor for the Purchased Assets at Closing, shall be the allotment and issuance of 12,000,000 common shares in the capital of the Purchaser (collectively, the “Consideration Shares”).

2.3 Payment of Purchase Price

At the Closing Time, the Purchaser will issue to the Vendor in total 12,000,000 Consideration Shares, or as directed by the Vendor.

2.4 Transfer Taxes

The Purchaser shall be liable for and shall pay all federal and state sales taxes and all other taxes, duties, fees or other like charges of any jurisdiction properly payable in connection with the transfer of the Purchased Assets by the Vendor to the Purchaser.

2.5 Securities Laws Compliance

(1) The Parties hereto acknowledge that the issuance of the Consideration Shares by the Purchaser to the Vendor as contemplated herein is being made pursuant to an exemption from the registration and prospectus requirements of applicable securities laws pursuant to Regulation S promulgated under the U.S. Securities Act.

(2) The Vendor confirms to and covenants with the Purchaser that:

(a)

it, and any other recipients of the Consideration Shares, will comply with all requirements of applicable securities laws in connection with the issuance to it of the Consideration Shares and the resale of any of the Consideration Shares;

(b)

the Consideration Shares have not been registered under the U.S. Securities Act of 1933 or the securities laws of any State of the United States and that the Purchaser does not intend to register the Consideration Shares under the Securities Act of 1933, or the securities laws of any State of the United States and has no obligation to do so; and

(c)

the Vendor is not a “U.S. Person” and is acquiring the Consideration Shares for its own account and not with a view to its distribution within the meaning of Section 2(11) the U.S. Securities Act. The Vendor, and any other recipients of the Consideration Shares, are not “U.S. Persons” as that term is defined in Rule 902(k) of Regulation S of the U.S. Securities Act, and are acquiring the Consideration Shares pursuant to section 4(a)(2) of the U.S. Securities Act in a “private” offering, and have the ability to bear the economic risk in connection with the consummation of the transactions contemplated by this Agreement, including a complete loss of future value related to the Consideration Shares.

(3) Upon the issuance of the Consideration Shares to the Vendor or his designees, and until such time as is no longer required under applicable securities laws, the certificates representing the Consideration Shares will bear legends in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE

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TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF APPLICABLE, (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER, PRIOR TO SUCH SALE PURSUANT TO (C)(1) OR (2), HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION. PROVIDED THAT IF THE CORPORATION IS A “FOREIGN ISSUER” AS THAT TERM IS DEFINED BY REGULATION S OF THE U.S. SECURITIES ACT AT THE TIME OF SALE, A NEW CERTIFICATE BEARING NO RESTRICTIVE LEGEND, DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY”, MAY BE OBTAINED FROM THE TRANSFER AGENT, UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN FORM SATISFACTORY TO THE CORPORATION AND ITS TRANSFER AGENT, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

ARTICLE 3– REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Vendor

The Vendor hereby makes the following representations and warranties to the Purchaser and acknowledges that the Purchaser is relying on such representations and warranties in entering into this Agreement and completing the Transaction:

(1) Existence of the Vendor. The Vendor is an individual that is resident in France.

(2) Power and Authority. The Vendor has the power and authority to own or lease its property, including the ownership of the Purchased Assets and the Intellectual Property, and to carry on its business as now being conducted by it.

(3) Options. Except for the Purchaser’s right in this Agreement, no person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, commitment, conversion right, right of exchange or other agreement for the purchase from the Vendor of any of the Purchased Assets.

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(4) Validity of Agreement.

(a)

The Vendor has all necessary power to own the Purchased Assets and to enter into and perform its obligations under this Agreement, and the Vendor has all necessary power to enter into and perform its obligations under any other agreements or instruments to be delivered or given by it pursuant to this Agreement.

(b)

The Vendor’s execution and delivery of, and performance of its obligations under, this Agreement and the consummation of the Transaction have been duly authorized by all necessary action on the part of the Vendor.

(c)

This Agreement or any other agreements entered into pursuant to this Agreement to which the Vendor is a party constitute legal, valid and binding obligations of the Vendor enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(5) No Violation. The execution and delivery of this Agreement by the Vendor, the consummation of the Transaction and the fulfilment by the Vendor of the terms, conditions and provisions hereof will not (with or without the giving of notice or lapse of time, or both):

(a)

contravene or violate or result in a material breach or a material default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligations of the Vendor under:

(i)	any applicable Law;

(ii)	any judgment, order, writ, injunction or decree of any Regulatory Authority having jurisdiction over the Vendor;

(iii)	any Consent held by the Vendor or necessary to the ownership of the Purchased Assets; or

(iv)	the provisions of any Contract to which the Vendor is a party or by which it is, or any of its properties or assets are, bound; or

(b)	result in the creation or imposition of any Encumbrance on any of the Purchased Assets.

(6) Regulatory and Contractual Consents. To the knowledge of the Vendor, there is no requirement to make any filing with, give any notice to or obtain any Consent from any Regulatory Authority as a condition to the lawful consummation of the Transaction. There is no requirement under any Contract to which the Vendor is a party or by which the Vendor is bound to make any filing with, give any notice to, or to obtain the Consent of, any party to such Contract relating to the Transaction.

(7) Compliance with Laws. The Vendor has complied, in all material respects, with all Laws applicable to the Purchased Assets.

(8) Purchased Assets. Schedule A is a complete and accurate list of all intellectual property underlying the Purchased Assets;

(9) Title to Purchased Assets. The Vendor has good and marketable title to the Purchased Assets. The Purchased Assets are free and clear of all Encumbrances and restrictions of transfer. There are no actions, suits, claims or proceedings threatened, pending or in progress on the part of any named inventor of the Patents relating in any way to the Assigned Patents and Vendor has not received notice of (and Vendor is not aware of any facts or circumstances which could reasonably be expected to give rise to) any other actions, suits, investigations, claims or proceedings threatened, pending or in progress relating in any way to the Patents.

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(10) Full Disclosure. No representation or warranty by the Vendor in this Agreement and no statement contained in any certificate or other document furnished or to be furnished to the Purchaser pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

3.2 Representations and Warranties of the Purchaser

The Purchaser hereby makes the following representations and warranties to the Vendor and acknowledges that the Vendor is relying on such representations and warranties in entering into this Agreement and completing the Transaction:

(1) Incorporation and Existence. The Purchaser has been duly incorporated and organized and is a valid and subsisting company under the laws of the state of Nevada and is duly qualified to carry on business in the state of Nevada and in each other jurisdiction, if any, wherein the carrying out of the activities contemplated makes such qualifications necessary.

(2) Capitalization. As at the date of this Agreement, the Purchaser has no common shares and no convertible securities issued and outstanding.

(3) Validity of Agreement.

(a)

The Purchaser has all necessary corporate power to own the Purchased Assets. The Purchaser has all necessary corporate power to enter into and perform its obligations under this Agreement and any other agreements or instruments to be delivered or given by it pursuant to this Agreement.

(b)

The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the Transaction have been duly authorized by all necessary corporate action on the part of the Purchaser.

(c)

This Agreement or any other agreements entered into pursuant to this Agreement to which the Purchaser is a party constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(4) No Violation. The execution and delivery of this Agreement by the Purchaser, the consummation of the Transaction and the fulfilment by the Purchaser of the terms, conditions and provisions hereof will not (with or without the giving of notice or lapse of time, or both):

(a)	contravene or violate or result in a breach or a default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligations of the Purchaser, under:

(i)	any applicable Law;

(ii)	any judgment, order, writ, injunction or decree of any Regulatory Authority having jurisdiction over the Purchaser;

(iii)	the Articles, Notice of Articles or any resolutions of the board of directors or shareholders of the Purchaser;

(iv)	any Consent held by the Purchaser; or

(v)	the provisions of any Contract to which the Purchaser is a party or by which it is, or any of its properties or assets are, bound.

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(5) Brokers. The Purchaser has not engaged any broker or other agent in connection with the Transaction and, accordingly, there is no commission, fee or other remuneration payable to any broker or agent who purports or may purport to have acted for the Purchaser.

(6) Consents. There is no requirement for the Purchaser to make any filing with, give any notice to or obtain any Consent from any Regulatory Authority as a condition to the lawful consummation of the Transaction.

(7) Consideration Shares. The Consideration Shares to be issued hereunder will, upon issue and delivery, be validly issued as fully-paid and non-assessable shares in the capital of the Purchaser, free of all restrictions on trading other than those required by applicable securities law.

(8) Material Change/Material Fact. There is no “material fact” or “material change” (as those terms are defined in applicable securities legislation) in the affairs of the Corporation that has not been generally disclosed to the public.

3.3 Survival of Covenants, Representations and Warranties of the Vendor

To the extent that they have not been fully performed at or prior to the Closing Time, and unless otherwise provided, the covenants, representations and warranties of the Vendor contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall survive the Closing and shall continue for the benefit of the Purchaser for a period of 2 years notwithstanding such Closing, nor any investigation made by or on behalf of the Purchaser or any knowledge of the Purchaser, except that the representations and warranties set out in Section 3.1(1) to and including 3.1(4) and the corresponding representations and warranties set out in the certificates to be delivered pursuant to Section 6.1, shall survive the Closing and continue in full force and effect without limitation of time.

3.4 Survival of Covenants, Representations and Warranties of the Purchaser

To the extent that they have not been fully performed at or prior to the Closing Time, and unless otherwise provided, the covenants, representations and warranties of the Purchaser contained in this Agreement and in any agreement, instrument, certificate or other document delivered pursuant to this Agreement shall survive the Closing and shall continue for the benefit of the Vendor for a period of 2 years notwithstanding such Closing, nor any investigation made by or on behalf of the Vendor or any knowledge of the Vendor, except that the representations and warranties set out in Sections 3.2(1) and 3.2(3), and the corresponding representations and warranties set out in the certificates to be delivered pursuant to Section 6.2, shall survive the Closing and shall continue in full force and effect without limitation of time.

ARTICLE 4– COVENANT

4.1 Maintenance of Corporate Status

Prior to Closing and for a period of a least 36 months after the Closing Date, the Purchaser shall use its commercially reasonable efforts to remain a corporation validly subsisting under the laws of its jurisdiction of existence, licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of its properties owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary and shall carry on its business in the ordinary course and in compliance in all material respects with all applicable laws, rules and regulations of each such jurisdiction.

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ARTICLE 5– CONDITIONS

5.1 Mutual Conditions Precedent

The respective obligations of the parties hereto to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Time, of the following conditions any of which may be waived by the mutual consent of such parties without prejudice to their rights to rely on any other or others of such conditions:

(a)	The Purchaser and the Vendor shall have entered into any assignments as may be required for the transfer of any IP Assets.

5.2 Conditions to the Obligations of the Purchaser

Notwithstanding anything herein contained, the obligation of the Purchaser to complete the transactions provided for herein will be subject to the fulfillment of the following conditions at or prior to the Closing Time:

(a)

The representations and warranties of the Vendor contained in this Agreement shall be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement or in any Schedule or other document made pursuant hereto is given).

(b)	The Vendor shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by them at or prior to the Closing Time.

(c)

No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction will have been made, and no action or proceeding will be pending or threatened which, in the opinion of counsel to the Purchaser, is likely to result in an order, decision or ruling:

(i)	to disallow, enjoin, prohibit or impose any limitations or conditions on the Transaction or the transactions contemplated hereby; or

(ii)	to impose any limitations or conditions which may have an adverse effect on the Purchased Assets.

(d)

All consents, approvals authorizations of any governmental or regulator authority or person whose consent to the Transaction is required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the parties hereto will have been obtained.

The conditions contained in this Section 5.2 are inserted for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time. The Vendor acknowledges that the waiver by the Purchaser of any condition or any part of any condition will constitute a waiver only of such condition or such part of such condition, as the case may be, and will not constitute a waiver of any covenant, agreement, representation or warranty made by the Vendor herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in this Section 5.2 are not fulfilled or complied with in all material respects as herein provided, the Purchaser may, at or prior to the Closing Time at its option, rescind this Agreement by notice in writing to the Vendor and in such event the Purchaser will be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Vendor, then the Vendor will also be released from all obligations hereunder.

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5.3 Conditions to the Obligations of the Vendor

Notwithstanding anything herein contained, the obligations of the Vendor to complete the transactions provided for herein will be subject to the fulfillment of the following conditions at or prior to the Closing Time:

(a)

The representations and warranties of the Purchaser contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby will be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement or any such Schedule or other document made pursuant hereto is given).

(b)	The Purchaser shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it at or prior to the Closing Time.

(c)	There shall have been no material adverse change in the business of the Purchaser.

(d)

No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction will have been made, and no action or proceeding will be pending or threatened which, in the opinion of counsel to the Vendor, is likely to result in an order, decision or ruling:

(i)	to disallow, enjoin, prohibit or impose any limitations or conditions on the Transaction or the transactions contemplated hereby; or

(ii)	to impose any limitations or conditions which may have an adverse effect on the business of the Purchaser.

(e)

All consents, approvals and authorizations of any governmental or regulatory authority or person whose consent to the Transaction is required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the parties hereto will have been obtained.

(f)	The Purchaser shall cause the Vendor to be appointed as Chief Technology Officer and Oliver Willett to be appointed as Chief Strategy Officer; and

(g)	The Purchaser shall issue and deliver to the Vendor the Consideration Shares in compliance with all applicable securities laws.

The conditions contained in this Section 5.3 hereof are inserted for the exclusive benefit of the Vendor and may be waived in whole or in part by the Vendor at any time. The Purchaser acknowledges that the waiver by the Vendor of any condition or any part of any condition will constitute a waiver only of such condition or such part of such condition, as the case may be, and will not constitute a waiver of any covenant, agreement, representation or warranty made by the Vendor herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in this Section 5.3 hereof are not fulfilled or complied with as herein provided, the Vendor may, at or prior to the Closing Time at its option, rescind this Agreement by notice in writing to the Purchaser and in such event the Vendor will be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Purchaser, then the Purchaser will also be released from all obligations hereunder.

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ARTICLE 6–CLOSING

6.1 Vendor Deliveries

At the Closing Time, the Vendor shall deliver to the Purchaser the following in form and substance satisfactory to the Purchaser:

(a)

all documentation and other evidence reasonably requested by the Purchaser in order to establish the due authorization and consummation of the Transaction required to effectively carry out the obligations of the Vendor pursuant to this Agreement; and

(b)	any other documentation necessary or reasonably required to transfer the Purchased Assets to the Purchaser with a good and marketable title, free and clear of all Encumbrances whatsoever.

6.2 Purchaser Deliveries

At the Closing Time, the Purchaser shall deliver to the Vendor the following in form and substance satisfactory to the Vendor:

(a)	certificates representing the Consideration Shares;

(b)

a certified copy of the resolution of the directors of the Purchaser authorizing the execution and delivery of this Agreement, and the performance by the Purchaser of the terms of the Agreement including without limitation the allotment and issuance of the Consideration Shares; and

(c)

all documentation and other evidence reasonably requested by the Vendor in order to establish the due authorization and consummation of the Transaction, including the taking of all corporate proceedings by the boards of directors and shareholders of the Purchaser required to effectively carry out the obligations of the Purchaser pursuant to this Agreement.

6.3 Place of Closing

The Closing shall take place at the Closing Time at the offices of the Purchaser or at such other place as the Purchaser and the Vendor may agree upon in writing.

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ARTICLE 7– INDEMNIFICATION

7.1 Purchaser Indemnity

The Purchaser will indemnify, defend, and hold harmless the Vendor from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Vendor by reason of, resulting from, based upon or arising out of (i) any misrepresentation, misstatement or breach of warranty of the Purchaser contained in or made pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or (ii) the breach or partial breach by the Purchaser of any covenant or agreement of the Purchaser made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement.

7.2 Vendor Indemnity

The Vendor will indemnify, defend, and hold harmless the Purchaser from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Purchaser by reason of, resulting from, based upon or arising out of (i) any misrepresentation, misstatement or breach of warranty of Vendor contained in or made pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or (ii) the breach or partial breach by the Vendor of any covenant or agreement of the Vendor made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement.

ARTICLE 8- ARBITRATION

8.1 Reasonable Commercial Efforts to Settle Disputes

If any controversy, dispute, claim, question or difference (a “Dispute”) arises with respect to this Agreement or its performance, enforcement, breach, termination or validity, the Parties to the Dispute will use all commercially reasonable efforts to settle the Dispute. To this end, they will consult and negotiate with each other in good faith and understanding of their mutual interests to reach a just and equitable solution satisfactory to all such Parties.

ARTICLE 9– GENERAL

9.1 Confidentiality

The Purchaser covenants and agrees that, except as otherwise authorized by the Vendor and until the Closing, neither the Purchaser nor its representatives, agents or employees will disclose to third parties, directly or indirectly, any confidential information or confidential data relating to the Vendor or the Business discovered or received by the Purchaser or its representatives, agents or employees as a result of the Vendor making available to the Purchaser and its representatives, agents or employees the information requested by them in connection with the Transaction.

9.2 Collection of Personal Information

The Vendor acknowledges and consents to the fact that the Purchaser may be required to collect its personal information which may be disclosed by the Purchaser to:

(a)	Securities regulatory authorities;
(b)	the Purchaser’s registrar and transfer agent; and
(c)	tax authorities.

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By executing this Agreement, the Vendor is deemed to be consenting to the foregoing collection, use and disclosure of such personal information and to the retention of such personal information for as long as permitted or required by law or business practice. The Vendor hereby consents to the foregoing collection, use and disclosure of such personal information for such purposes only. The Vendor also consents to the filing of copies or originals of any of the documents described herein as may be required to be filed with any securities regulatory authority in connection with the transactions contemplated hereby. An officer of the Purchaser is available to answer questions about the collection of personal information by the Purchaser.

9.3 Notices

(1) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by facsimile or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as per page 1 of this Agreement.

Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as described.

(2) Any Party may at any time change its address for service from time to time by giving notice to the other Parties in accordance with this Section 9.3.

9.4 Assignment

The rights of the Purchaser hereunder are not assignable without the written consent of the Vendor. The rights of the Vendor hereunder are not assignable without the written consent of the Purchaser.

9.5 Commercially Reasonable Efforts

The Parties acknowledge and agree that, for all purposes of this Agreement, an obligation on the part of any Party to use its “commercially reasonable efforts” to obtain any waiver, Consent or other document shall not require such Party to make any payment to any person for the purpose of procuring the same, other than payments for amounts due and payable to such person, payments for incidental expenses incurred by such person and payments required by any applicable law or regulation.

9.6 Expenses

Unless otherwise provided, each of the Vendor and the Purchaser shall be responsible for the expenses (including fees and expenses of legal advisers, accountants and other professional advisers) incurred by them, respectively, in connection with the negotiation and settlement of this Agreement and the completion of the Transaction. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party.

9.7 Further Assurances

Each of the Parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other Parties may reasonably require from time to time after Closing at the expense of the requesting Party for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

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9.8 Entire Agreement

This Agreement, including all Schedules, constitutes the entire agreement between the Parties with respect to the subject matter and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral including without limitation, the Letter of Intent. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter except provided in this Agreement. No reliance is placed by any Party on any warranty, representation, opinion, advice or assertion of fact made by any Party or its directors, officers, employees or agents, to any other Party or its directors, officers, employees or agents, except to the extent that it has been reduced to writing and included in this Agreement.

9.9 Waiver, Amendment

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

9.10 Rights Cumulative

The rights and remedies of the Parties are cumulative and not alternative.

9.11 Counterparts

This Agreement may be executed in any number of counterparts, and/or by facsimile or e-mail transmission of Adobe Acrobat files, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument. Any Party executing this Agreement by fax or Adobe Acrobat file shall, immediately following a request by any other Party, provide an originally executed counterpart of this Agreement provided, however, that any failure to so provide shall not constitute a breach of this Agreement.

[signature page to follow]

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IN WITNESS WHEREOF this Agreement has been executed as of the 12th day of August, 2025.

LOGOOM TECHNOLOGIES, INC.

Per:
Authorized Signatory

THE VENDOR:

GARNIK GILOYAN

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SCHEDULE A

PURCHASED ASSETS

Core Product Assets

Domain name, www.logoom.io and subdomain www.developer.logoom.io

Source code (frontend, backend, mobile apps, integrations, build scripts) Database (schema, production data, seed/test data)

Hosting & infrastructure setup (cloud accounts, deployment scripts, CI/CD pipelines) APIs & integrations (including any API keys or special configurations you own)

Business & Brand Assets

Branding (logos, design files, brand guidelines) Website (landing pages, marketing site, blog content)

Social media accounts (LinkedIn, X/Twitter, Facebook, etc.) Email marketing lists (with consent records)

Marketing materials (pitch deck and video, financial documents, marketing plan} Documentation (technical docs, user guides, internal SOPs)

Contracts & legal agreements (terms of service, privacy policy, vendor agreements) Research materials (market research, competitor analysis)

Analytics & reporting setup (Google Analytics, product analytics dashboards)

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